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                                                                    EXHIBIT 10.4


May 12, 1997


                               ENGAGEMENT LETTER


Mr. Craig K. Clement
American TeleSource International, Inc.
12500 Network Blvd., Suite 407
San Antonio, TX 78249



Dear Mr. Clement:

     This engagement letter shall serve to set forth the terms upon which Joseph Charles and Associates, Inc. ("JCA") will render American TeleSource International, Inc. (the "Company") certain investment banking services (the "Investment Banking Engagement"). On the basis of discussions held between representatives of JCA and the Company, subject to due diligence as described in paragraph 9 hereafter, JCA agrees to assist the Company in an institutional financing on a "best efforts" basis, pursuant to the following terms and conditions.

     1.     Investment Banking Services.   JCA shall act as the Company's
            ---------------------------
     investment banker, on an exclusive basis, with respect to matters relating to the Company's proposed fund raising.

            JCA shall introduce institutional investors to the Company for the purpose of providing financing (the "Financing" or the "Placement") in an amount and under terms and conditions acceptable to the Company on a best efforts basis. The Company proposes to issue a minimum of $3,500,000 and a maximum of up to $5,000,000 in subordinated convertible debentures (the "Debentures") or convertible preferred shares (the "Shares") under Regulation D of the Securities Act of 1933. The Debentures or Shares shall be convertible to common stock of the Company at a fixed, pre-determined conversion price. The Company agrees to register the Debentures or Shares after the closing of the Placement and/or to obtain a listing on a NASDAQ exchange on a best efforts basis.

     2.     Term.   The investment banking relationship shall commence upon the
            ----
     execution of this engagement letter. JCA shall use its best efforts to receive a final proposal from an institutional investor within 30 days of the commencement of the Investment Banking Engagement. If JCA is unable to receive a final proposal from an institutional investor within 30 days, then the Company shall have the right to terminate the Investment Banking Engagement.


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      3.    Termination.
            -----------

            (a) The Company may terminate this Investment Banking Engagement at any time, without notice, for cause. For purposes of this agreement, "cause" shall be defined as any breach of this Investment Banking Engagement by JCA, which is not cured within 30 days after written the Company gives notice of such breach to JCA. In the event of termination, JCA shall be entitled to all items of compensation (including any amounts deferred) payable to JCA pursuant hereto as of the date of termination.

            (b) JCA may terminate this agreement at any time, without notice, for cause. For purposes of this agreement, "cause" shall be defined as any breach of this Investment Banking Engagement by the Company, which is not cured within 30 days after written notice of such breach is given to the Company by JCA.

     4.     Compensation to JCA.   JCA shall receive the following items of
            -------------------
     compensation for the investment banking services rendered hereunder.

            (a) JCA shall be entitled to a fee for arranging the Financing (the "Financing Fee") equal to eight percent (8%) of the gross amount of the funds accepted by the Company resulting from the financing activities hereunder, less any earnest money, due diligence fees or commitment fees paid by the Company to institutional investors prior to closing. Such fees deducted from the Financing Fee shall not include closing costs such as: 1) legal fees; 2) accounting fees; or 3) travel or other out-of-pocket expenses incurred by the Company, JCA or institutional investors.

            (b) JCA shall receive three-year warrants (the "JCA Warrants") to purchase an amount of the Company's common stock equal to ten percent (10%) of the number of shares of the Company's common stock issued to investors in the Placement, exercisable at the market closing bid price on the closing date of this Financing. The shares underlying the JCA Warrants shall contain standard demand and piggyback registration rights and shall contain anti-dilution provisions for stock splits, stock dividends, recombinations and reorganizations, but the anti-dilution provisions shall not pertain to future stock offerings .

     5.     Expenses.   The Company shall be responsible for all expenses
            --------
incurred in connection with the Placement. The Company shall pay to JCA all previously approved expenses reasonably incurred, such as travel expenses, related to this Financing. The Company shall pre-approve any expenses incurred by JCA in connection with this Financing in excess of $1,000.

     6.     Exclusive Agency. Unless waived in writing by JCA, JCA shall be the
            ----------------
Company's exclusive agent with respect to investment banking services relating to any equity or debt financing contemplated by the Company during the term of this Investment Banking

American TeleSource International, Inc.
August 15, 1997
Page 3


          Engagement. The Company hereby agrees, during the term of this Investment Banking Engagement, not to engage another investment banking firm or financial intermediary or to directly contact institutions that provide financing. During the term of this Investment Banking Engagement, if the Company accomplishes an equity or debt financing directly or through a source not introduced to the Company by JCA, the Company will be obligated to pay the Compensation to JCA as set forth in paragraph in 4 above. Notwithstanding anything contained herein to the contrary, JCA acknowledges that the Company is presently reviewing the potential direct financing sources as listed on Exhibit A attached hereto. JCA further acknowledges that JCA shall not be entitled to the Compensation to JCA as set forth in paragraph in 4 above if the Company accomplishes an equity or debt financing with a funding source listed on Exhibit A. Any transactions completed during the forty-eight (48) months following the termination of this agreement between the Company and a maximum of up to six institutional investors introduced to this transaction by JCA, will obligate the Company to pay the Compensation to JCA in the amount set forth in paragraph 4 above. Conditional upon a successful Financing, for a period of 12 months after the termination of this Agreement, JCA will have the first right of refusal for any proposed financings by any competing broker dealers with less than 200 registered representatives and a first right to match on any proposed financings by competing broker dealers with more than 200 registered representatives.


     7.   Representations and Warranties. The Company represents and warrants
          ------------------------------
to JCA that:

          (a) the Company will not cause or knowingly permit any action to be taken in connection with the Placement that violates the Securities Act of 1933 or any state securities laws.

          (b) all information and statements provided by the Company in connection with the Placement will be true and correct.

          (c) current Company management, as disclosed to JCA, will continue in place after the Placement for a reasonable period of time.

          (d) the financial statements provided by the Company to JCA fairly reflect the financial condition of the Company and the results of its operations at the time and for the periods covered by such financial statements.

          (e) the Company is not aware of any facts adversely affecting the financial condition of the Company.

          (f) the Company has prepared and delivered to JCA its most recent projections of sales, earnings and cash flow.
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American TeleSource International, Inc.
August 15, 1997
Page 4



             The Company agrees to indemnify and hold JCA and its employees, officers, directors, agents, attorneys and accountants free and harmless from any liability, cost and expense, including attorneys' fees, in the event of a material breach of any of the representations and warranties contained herein.

     8.      Choice of Laws and Arbitration.   This agreement shall be construed
             ------------------------------
pursuant to the laws of the state of Texas. Any controversy arising hereunder shall be resolved by arbitration pursuant to the rules of the American Arbitration Association.

     9.      Due Diligence by JCA.   During the term of the Investment Banking
             --------------------
Engagement, JCA shall be authorized to conduct necessary due diligence, including, but not limited to: inspection of the Company's facilities and operations; review of current financial statements and projections; and interviews with the Company's senior management and other employees.

If this engagement letter correctly sets forth our agreement, please indicate your acceptance by signing and returning the enclosed copy of this letter.

                                         Very truly yours,

                                         JOSEPH CHARLES AND ASSOCIATES, INC.


                                         Richard A. Rappaport
                                         --------------------


                                         Richard A. Rappaport
                                         Managing Director


Accepted and Agreed
This 12th  day of  May , 1997

AMERICAN TELESCOURCE INTERNATIONAL, INC.



By:   Arthur L. Smith
     ----------------
      Arthur L. Smith
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                                   EXHIBIT A


                           DIRECT FINANCING SOURCES